     As Filed with the Securities and Exchange Commission on October 21, 1996
                                                              File No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                       (INCLUDING A FORM S-3 PROSPECTUS)
                           _________________________

                                 CHEROKEE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                                         95-4182437
(State or Other Jurisdiction of                          (IRS Employer
Incorporation or Organization)                           ID No.)

                              6835 Valjean Avenue
                          Van Nuys, California 91406
                   (Address of Principal Executive Offices)

                       1995 INCENTIVE STOCK OPTION PLAN
                               DIRECTOR WARRANTS
                                WILSTAR OPTIONS
                               DIRECTOR OPTIONS
                           (FULL TITLE OF THE PLANS)

                    CAROL GRATZKE, CHIEF FINANCIAL OFFICER
                                 CHEROKEE INC.
                              6835 Valjean Avenue
                          Van Nuys, California 91406
                    (Name and Address of Agent for Service)

                    (Telephone Number, Including Area Code,
                    of Agent for Service):  (818) 908-9868

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                                        Proposed        Proposed
Title of                                Maximum         Maximum
Securities               Amount         Offering       Aggregate         Amount of
to be                     to be          Price          Offering       Registration
Registered             Registered     Per Share(1)       Price              Fee
-----------------------------------------------------------------------------------
Common Stock,          3,070,409(2)          (3)     $15,657,859.25    $4,744.81(4)
$0.02 par value
----------------------------------------------------------------------------------

(1)  Solely for purposes of calculating the registration fee payable herewith.

(2) The amount of shares consists of (a) 600,000 shares issuable pursuant to the registrant's 1995 Incentive Stock Option Plan, (b) 1,674,739 shares received by an affiliate of the registrant, The Newstar Group d/b/a The Wilstar Group ("Wilstar") upon the exercise of certain performance stock options, (c) 675,670 shares issuable to Wilstar pursuant to stock options granted under a Management Agreement entered into with the registrant (the "Management Agreement"), (d) 40,000 shares issuable upon the exercise of warrants granted to certain former and current directors of the Company ("Director Warrants"), (e) 10,000 shares issued to certain current directors of the Company in connection with previous exercises of Director Warrants and (f) 70,000 shares issuable upon the exercise of options granted to the current directors of the Company (the "Director Options").

(3) The maximum offering price per share of the 600,000 shares issuable pursuant to the registrant's 1995 Incentive Stock Option Plan is $5.75, calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Act"). The maximum offering price per share of the 675,670 shares issuable pursuant to the Management Agreement is $3.00, calculated pursuant to Rule 457(h) under the Act. The maximum offering price per share of the 1,674,739 shares received by Wilstar upon the exercise of certain additional stock options is $5.75, calculated pursuant to Rule 457(c) under the Act. The maximum offering price per share of the 40,000 shares issuable pursuant to the outstanding Director Warrants is, in the case of 20,000 of such shares, $2.43, and in the case of the other 20,000 of such shares, $3.00, calculated pursuant to Rule 457(h) under the Act. The maximum offering price per share of the 70,000 shares issued pursuant to the outstanding Director Options is $5.50, calculated pursuant to Rule 457(h) under the Act. The maximum offering price per share of the 10,000 shares issued pursuant to previously exercised Director Warrants is $5.75, calculated pursuant to Rule 457(c) under the Act.

(4)  Calculated pursuant to Rules 457(h) and 457(c) under the Act.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants in the employee benefit plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act") ((S)230.428(b)(1)). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act. See Rule 428(a)(1).

                                                                October 21, 1996



P R O S P E C T U S


                                3,070,409 SHARES
                                 CHEROKEE INC.
                                  Common Stock
                               ($0.02 Par Value)
                            _______________________

     This Prospectus relates to 3,070,409 shares (the "Shares") of the Common Stock, par value $0.02 per share ("Common Stock"), of Cherokee Inc. (the "Company"), which may be offered from time to time by certain officers, directors and affiliates of the Company ("Selling Stockholders") as follows:
(a) 600,000 shares issuable upon the exercise of options granted pursuant to the Company's 1995 Incentive Stock Option Plan (the "1995 Plan"), (b) 40,000 shares issuable upon the exercise of warrants granted to certain current and former directors of the Company (the "Director Warrants"), (c) 10,000 shares issued to certain current directors of the Company in connection with previous exercises of Director Warrants, (d) 675,670 shares issuable upon the exercise of options (the "Wilstar Options") granted to The Newstar Group d/b/a Wilstar ("Wilstar") in connection with that certain Management Agreement dated as of May 4, 1996, as amended (the "Management Agreement"), (e) 1,674,739 shares issued to Wilstar upon the exercise of certain performance stock options granted to Wilstar pursuant to the Management Agreement and (f) 70,000 shares issuable upon the exercise of options granted to the current directors of the Company (the "Director Options").

     The Company will receive no part of the proceeds of sales of the Shares except for any amounts received by the Company upon the exercise of up to 1,385,670 options or warrants, as follows: (a) with respect to the Wilstar Options, 675,670 shares at $3.00 per share; (b) with respect to the 1995 Plan, 600,000 shares at various prices determined by the Company's Option Committee of its Board of Directors; (c) with respect to the Director Warrants: (i) 20,000 shares at $2.43 per share; and (ii) 20,000 shares at $3.00 per share; and (d) with respect to the Director Options, 70,000 shares at $5.50 per share (collectively, the "Option Proceeds"). Currently, the Company intends to use the Option Proceeds for working capital. All expenses incurred in connection with this offering, which expenses are not expected to exceed $6,000, are being borne by the Company.

     The Company has been advised by the Selling Stockholders that they or their successors may sell all or a portion of the shares offered hereby from time to time in the over-the-counter market, in privately negotiated transactions, or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). See "Plan of Distribution."

                        ________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       _________________________________

     FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE "RISK FACTORS" ON PAGES 4 TO 5 HEREOF.

                       __________________________________

     The Common Stock of Cherokee Inc. is traded on the NASDAQ Small Cap Issues Market ("NASDAQ") (NASDAQ Symbol: CHKE). On October 16, 1996, the last sale price of the Company's Common Stock on NASDAQ was $5.75 per share.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 1, 1996;

      (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996; and

      (3) Item 11 to the Company's Registration Statement on Form 10, dated April 24, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock under this Prospectus shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents, except as to any portion of any future report or proxy statement which is not deemed to be filed under said provisions. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Carol Gratzke, Chief Financial Officer, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, California 91406; telephone (818) 908-9868.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Act and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 , Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, Federal Plaza, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules filed therewith or incorporated therein by reference. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated herein by reference, each statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                                  THE COMPANY

     The Company's principal business is marketing and licensing of the Company's proprietary brand names and other brands it may acquire in the future to domestic and international licensees for a variety of apparel, footwear, accessories and other products. As of June 1, 1996, the Company had 29 continuing license agreements with wholesalers and retailers. Wholesale licensees manufacture and import various categories of apparel, footwear and accessories, primarily under the Cherokee trademark, and sell the licensed products to retailers. The Company's primary emphasis for the past year has been retail direct licensing, in which the Company grants retailers a license, usually on a nonexclusive basis, to use the Cherokee trademark on certain categories of merchandise, including those products that the Company previously manufactured prior to discontinuing such operations during 1995 and 1996. The retailer is responsible for designing and manufacturing the licensed merchandise. For a more detailed description of the Company's operations, including a description of the development and evolution of the Company's business through two Chapter 11 bankruptcy proceedings occurring prior to the Company's discontinuation of its manufacturing operations, see the Company's Annual Report on Form 10-K for the fiscal year ended June 1, 1996, which is incorporated herein by reference.

                                 RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS.

     Competition: Cherokee brand footwear, apparel, and accessories -- which are manufactured and sold by wholesalers and retail licensees -- are subject to extensive competition by numerous domestic and foreign companies. Such competitors include Levi Strauss & Co., Liz Claiborne, Guess?, Esprit de Corp., VF Corp., Bernard Chaus, and private labels developed for retailers. Factors which shape the competitive environment include quality of garment construction and design, brand name, style and color selection, price and the manufacturer's ability to respond quickly to the retailer on a national basis. in recognition of the increasing trend towards consolidation of retailers and greater emphasis by retailers on the manufacture of private label merchandise, the Company's business plan principally focuses on creating strategic alliances with major retailers for their sale of Cherokee products through the licensing of the Cherokee trademark directly to retailers. Therefore, the success of the Company is dependent on its licensees' ability to design, manufacture and sell Cherokee brand products and to respond to ever changing consumer demands. Other companies owning established trademarks could also enter into similar arrangements with retailers.

     Dependence on Single Licensee: Currently, 79% of the Company's licensing revenues are generated from a single source, Target Stores ("Target"), a division of Dayton Hudson, pursuant to certain exclusive and non-exclusive licensing agreements (the "Target License Agreements"). Until and unless the Company is able to significantly expand its revenues from other licensing sources it will be dependent on revenues from the Target License Agreements for most of its revenues. Although the Target License Agreements provide for minimum annual royalty payments based upon aggregate sales of no less than $575,000,000 during the term thereof which expires on January 31, 2001, if for whatever reason, Target does not pay the minimum royalties under the Target License Agreements or elects not to renew the Target License Agreements upon their expiration, the Company's business and operations could be adversely affected. There can be no guarantee that the Company could be able to replace the Target royalty payments from other sources.

     Dependence on Key Management: The overall business and marketing strategy and current direction of the Company has been principally conceived and implemented by Robert Margolis, its current Chairman and Chief Executive Officer, Patricia Warren, its current President, and Carol Gratzke, its current Chief Financial Officer. Although the Company believes that it has sufficiently implemented the business plan set in motion by each of these individuals and that it could successfully continue to implement its business plans notwithstanding the departure of any of such individuals, it cannot state with certainty the degree of success, if any it would have if any of them were to leave the Company.

                              ___________________

     The above risk factors should be considered carefully in addition to the other information in this prospectus and information incorporated herein by reference before purchasing the securities offered hereby. Except for the historical information contained herein or incorporated herein by reference, the discussion in this prospectus or incorporated by reference into this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the company's plans, objectives, expectations and intentions. The cautionary statements made in this prospectus and incorporated by reference herein should be read as being applicable to all related forward-looking statements wherever they appear in or are incorporated herein by reference into this prospectus. The Company's actual results could differ materially from those discussed here or incorporated herein by reference. Factors that could cause or contribute to such differences include those discussed above, as well as those discussed elsewhere herein or incorporated herein by reference.

                              SELLING STOCKHOLDERS

     The following table shows for the Selling Stockholders, (i) the number of shares and percentage of Common Stock of the Company beneficially owned by them as of October 16, 1996, (ii) the number of shares covered by this Prospectus and
(iii) the percentage of ownership if all shares of Common Stock covered by this Prospectus are sold.

-----------------------------------------------------------------------------------------------
                            Number of Shares                   Number of Shares     Percent of
Selling                       Beneficially      Percent of      Covered by This     Class After
Stockholder                     Owned(1)          Class          Prospectus(2)       Offering
-----------------------------------------------------------------------------------------------

Patricia Warren(3)                     25,000             *              75,000               *

Carol Gratzke(4)                       10,000             *              30,000               *

The Newstar Group                2,125,185(5)         26.2%           2,350,409               *
 d/b/a The Wilstar
 Group

Robert Margolis(6)               2,135,185(5)         26.3%           2,360,409               *

Herschel Elias(6)                      15,000             *              15,000               *

Douglas Weitman(6)                     15,000             *              15,000               *

Jess Ravich(6)                         15,000             *              15,000               *

Keith Hull(6)                          15,000             *              15,000               *

Avi Dan(6)                             15,000             *              15,000               *

Jeffrey Schultz(6)                     15,000             *              15,000               *

B. Chris Schwartz(7)                    5,000             *               5,000               *

Peter Brown(7)                          5,000             *               5,000               *


Peter Handal(7)                         5,000             *               5,000               *
David Sarns(7)                          5,000             *               5,000               *
-----------------------------------------------------------------------------------------------

------------------
*    None or less than 1%.

(1) Includes shares underlying options exercisable at October 16, 1996 or within 60 days thereof.

(2)  Includes shares underlying options whether or not exercisable.

(3)  President of the Company.

(4)  Chief Financial Officer of the Company.

(5) Robert Margolis, a director and the Chairman and Chief Executive Officer of the Company, is the owner of over 50% of the outstanding common stock of and a director and the Chief Executive Officer of Wilstar. As a result, he is also a beneficial owner of these shares pursuant to the definition of beneficial owner contained in Rule 13d-3 under the 1934 Act.

(6)  Current member of the Company's Board of Directors.

(7)  Former member of the Company's Board of Directors.

The address of each Selling Stockholder is c/o Cherokee Inc, 6835 Valjean Avenue, Van Nuys, California 91406.

                              PLAN OF DISTRIBUTION

     The shares may be sold by the Selling Stockholders or by pledgees, donees, transferees or other successors-in-interest following exercise of the options or warrants held by them. Such sales may be made in the over-the-counter market, in privately negotiated transactions, or otherwise, at prices and at terms then prevailing, at prices related to the then current market prices or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended.
Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Stockholder.

     The shares covered by this Prospectus may be sold under Rule 144 under the 1933 Act ("Rule 144") instead of under this Prospectus. None of such shares currently qualify for sale under Rule 144. The Company will not receive any portion of the proceeds of the shares sold by the Selling Stockholders, but will receive funds upon the exercise of the options and warrants, which funds, if any, will be used for working capital. There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock available under such options or warrants.

     The Selling Stockholders have advised the Company that during the time each is engaged in distribution of Common Stock covered by this Prospectus, each will comply with Rules 10b-5 and 10b-6 under the 1934 Act and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii)will furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii)will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the 1934 Act. The Selling Stockholder may be "affiliated purchasers" of the Company as defined in Rule 10b-6 and have been further advised that pursuant to Securities Exchange Act Release 34-23611 (September 11, 1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.


                                    EXPERTS

     The financial statements of Cherokee Inc. as of June 1, 1996 and June 3, 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year ended June 1, 1996, the three months ended June 3, 1995 and the nine months ended February 25, 1995 appearing in Cherokee Inc.'s Annual Report (Form 10-K) for the year ended June 1, 1996, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cherokee Inc. for the year ended May 28, 1994 appearing in Cherokee Inc.'s Annual Report (Form 10-K) for the year ended June 1, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to Cherokee Inc.'s ability to continue as a going concern) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesman or other person is authorized to give any information or to any representations not contained in prospectus in connection with the offer made hereby, and if given or made, such information or representations must not be upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.




                TABLE OF CONTENTS

                                            Page
                                            ----
DOCUMENTS INCORPORATED BY
 REFERENCE..................                   2

AVAILABLE INFORMATION.......                   2

THE COMPANY.................                   4

RISK FACTORS................                   4

SELLING STOCKHOLDERS........                   5

PLAN OF DISTRIBUTION........                   6

EXPERTS.....................                   7

================================================




                  CHEROKEE INC.



                  COMMON STOCK



           __________________________

                   PROSPECTUS

           __________________________


                October 21, 1996


===============================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), with the Securities and Exchange Commission are incorporated herein by reference.

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 1, 1996;

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996; and

     (3) Item 11 to the Company's Registration Statement on Form 10, dated April 24, 1995.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained herein or in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the directors will not be personally liable to the Company or to any stockholder for the breach of a fiduciary responsibility, to the full extent that such limitation or elimination of liability is permitted under Delaware law.

     Pursuant to the authority granted under Section 145 of the Delaware General Corporation Law, the Company's Bylaws provide that the Company will indemnify its directors and officers to the full extent permitted under the Delaware law. Pursuant to the Bylaws and Delaware law, the Company will indemnify each director and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he or she may be involved by reason of serving in such capacity so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A director and officer is also entitled to indemnification against expenses incurred in any action or suit by or in the right of the Company to procure a judgment in its favor by reason of serving in such capacity if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no such indemnification will be made if the director or officer is judged to be liable to the Company, unless the applicable court of law determines that despite the adjudication of liability the director or officer is fairly and reasonably entitled to indemnification for such expenses.

     The Bylaws authorize the Company to advance funds to a director or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by such directors or officer to repay such amounts if it is ultimately determined that he or she is not entitle to be indemnified.

     The Company may enter into agreements with certain of the Company's directors and executive officers, indemnifying them to the fullest extent permitted by Delaware law. Stockholders may have more limited recourse against such persons than would apply absent these provisions.

     The Company may obtain insurance policies indemnifying the directors and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     The 1,674,739 shares of Common Stock were issued to Wilstar pursuant to the exercise of performance stock options granted pursuant to a management agreement entered into by Wilstar and the Company on May 4, 1995 (as amended on April 24, 1996, the "Management Agreement"). Under the Management Agreement, Wilstar agreed to provide executive management services to the Company by providing the services of Robert Margolis as Chief Executive Officer and, among other things, received options to purchase 1,674,739 shares of Common Stock as compensation for providing Mr. Margolis' services to the Company. In addition, Wilstar currently owns unexercised options to purchase an additional 675,670 shares of Common Stock, two thirds of such options being presently exercisable and the remaining one third of the options to vest on May 3, 1997, subject to acceleration upon the occurrence of certain events specified in the Management Agreement. The shares subject to these additional options are simultaneously being registered pursuant to this Registration Statement. The Company issued the 1,674,739 shares identified herein to Wilstar, as well as the 10,000 shares issued to certain current directors of the Company pursuant to previous exercises of Director Warrants, in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act.

ITEM 8.  EXHIBITS

         Exhibit
         Number
         ------

         5    Opinion of Jeffer, Mangels, Butler & Marmaro LLP

         24.1 Consent of Coopers & Lybrand L.L.P.

         24.2 Consent of Ernst & Young LLP

         24.3 Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in
              Exhibit 5)

ITEM 9.  UNDERTAKINGS

A.       Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made,a post-effective amendment to this Registration Statement.

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any manual information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings incorporating subsequent 1934 Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Indemnification of Officers and Directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on the 21st day of October, 1996.

                                 CHEROKEE INC.



                                 By: /s/ Robert Margolis
                                    ____________________________________________

                                      ROBERT MARGOLIS
                                      Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert Margolis his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting along, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                   DATE
---------                       ------                  -----

/s/ Robert Margolis
___________________    Director, Chairman and     October 21, 1996
Robert Margolis        Chief Executive Officer


/s/ Carol Gratzke
___________________    Chief Financial Officer    October 21, 1996
Carol Gratzke

/s/ Herschel Elias
___________________    Director                   October 21, 1996
Herschel Elias

/s/ Jeffrey Schultz
___________________    Director                   October 21, 1996
Jeffrey Schultz

/s/ Douglas Weitman
___________________    Director                   October 21, 1996
Douglas Weitman

/s/ Jess Ravich
___________________    Director                   October 21, 1996
Jess Ravich

/s/ Keith Hull
___________________    Director                   October 21, 1996
Keith Hull

/s/ Avi Dan
___________________    Director                   October 21, 1996
Avi Dan

                               INDEX TO EXHIBITS


  Sequential
Exhibit Number      Description                 Pages
--------------       -----------                -----

      5             Opinion of Jeffer,
                    Mangels, Butler &
                    Marmaro LLP

     24.1           Consent of Coopers &
                    Lybrand L.L.P.

     24.2           Consent of Ernst & Young
                    LLP

     24.3           Consent of Jeffer,
                    Mangels, Butler &
                    Marmaro LLP
                    (included in Exhibit 5)
